EXHIBIT 99.1

Camber Energy, Inc. Discloses One-for-Fifty Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / December 15, 2022 – Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) announced today that its Board of Directors on December 14, 2022 approved a 1-for-50 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, accompanied by a corresponding decrease in the Company’s authorized shares of common stock (the “Reverse Stock Split”), such that, following the consummation of the Reverse Stock Split, the number of authorized shares of common stock will be reduced from 1,000,000,000 to 20,000,000. The reverse stock split is anticipated to be effective as of the open of the market on December 30, 2022.

As a result of the Reverse Stock Split, every 50 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from approximately 814.4 million shares to approximately 16.3 million shares. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share on a per shareholder basis. Proportionate adjustments will be made to (i) the Company’s multiple series of convertible preferred stock, (ii) the Company’s multiple convertible promissory notes, (iii) the Company’s outstanding options, warrants, convertible debentures and other convertible securities, and (iv) the 2014 Stock Incentive Plan, the Lucas Energy, Inc. 2012 Stock Incentive Plan and the Lucas Energy, Inc. 2010 Long Term Incentive Plan, each as amended and restated to date, and other equity-based plans of the Company. The Reverse Stock Split will not affect the par value of the common stock.

The Board of Directors approved the Reverse Stock Split pursuant to Section 78.207 of the Nevada Revised Statutes (“NRS”). The Board of Directors approved the Reverse Stock Split unilaterally pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the low price per share selling price requirements of the NYSE American and to reduce the risk of the Company being automatically delisted from the NYSE American due to the trading prices of its common stock falling below a price which the NYSE American views as abnormally low. The Reverse Stock Split will have no effect on the Company’s authorized preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock. The Company anticipates that the effective time of the Reverse Stock Split will be before market open on December 30, 2022, with the common stock trading on a post-split basis under the Company’s existing trading symbol, “CEI,” at the market open on December 30, 2022 with a new CUSIP number, 13200M 607. The Reverse Stock Split will increase the market price per share of the Company’s common stock, bringing the Company into compliance with the listing requirements of the NYSE American.

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ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

About Camber Energy, Inc.

Camber Energy, Inc. is a growth-oriented diversified energy company. Through its majority-owned subsidiary, Camber provides custom energy & power solutions to commercial and industrial clients in North America and owns interests in oil and natural gas assets in the United States. The company's majority-owned subsidiary also holds an exclusive license in Canada to a patented carbon-capture system, and has a majority interest in: (i) an entity with intellectual property rights to a fully developed, patent pending, ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to fully developed, patent pending, ready-for-market proprietary Electric Transmission and Distribution Open Conductor Detection Systems.  For more information, please visit the company's website at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions, an outbreak or escalation of armed hostilities or acts of war or terrorism and other factors that are detailed in Camber’s filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the safe-harbor provisions.

Contact Information

Investors and Media:

Tel. 281.404.4387 (ext.3)

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